EXHIBIT 10.2

PLEDGE AGREEMENT
THIS PLEDGE AGREEMENT (this “Pledge Agreement”) is made and entered into as of the 10th day of December, 2014, by and between Advanced Green Innovations LLC (“AGI”), Advanced Green Technologies LLC (“AGT”) and Quantum Fuel Systems Technologies Worldwide, Inc. (“Lender”). AGI and AGT are each also individually referred to herein as a “Pledgor” and collectively as the “Pledgors”.
PRELIMINARY STATEMENTS
A.Reference is hereby made to that certain Debt Repayment Agreement dated as of even date herewith by and among the Pledgors, ZHRO Solutions, LLC (“ZHRO,” and collectively with the Pledgors referred to herein as the “Debtors”) and Lender (as amended, supplemented or otherwise modified from time to time, the “Debt Repayment Agreement”), pursuant to which Lender has agreed to certain extensions of credit (collectively, the “Credit Extensions”) to AGI and ZHRO, subject to the terms and conditions set forth in such Debt Repayment Agreement.
A.    AGT is the owner of a limited liability company interest in East Camelback LLC (“East Camelback”) which is evidenced by 510 Voting Units, 4 Non Voting Units and a 00.47% Participation Percentage (as defined in the East Camelback Operating Agreement, a copy of which is attached hereto as Exhibit B) and will benefit from the Credit Extensions provided to Debtors by Lender.
B.    AGI is the owner of limited liability company interest in East Camelback which is evidenced by 470 Non Voting Units and a 47.03% Participation Percentage (as defined in the East Camelback Operating Agreement), and will benefit from the Credit Extensions provided to Debtors by Lender.
C.    One of the conditions precedent to the obligation of Lender to make the Credit Extensions is the execution by Pledgors of this Pledge Agreement and the performance by Pledgors of their obligations hereunder.
NOW, THEREFORE, in consideration of the premises and in order to induce Lender to make the Credit Extensions, each Pledgor and Lender hereby agree as follows:
1.Definitions. All capitalized terms used herein and not otherwise defined herein shall have the same respective meanings as in the Debt Repayment Agreement. The following terms shall have the following meanings in this Pledge Agreement:
“Code” means the Delaware Uniform Commercial Code, as in effect from time to time.
“Interests” means all of the Pledgors’ limited liability company interests (including those interests identified on Exhibit A hereto) in East Camelback, including without limitation all of the Pledgors’ rights to participate in the management of the business and affairs of East Camelback or otherwise control East Camelback, receive distributions, all other of Pledgors’ rights as members of East Camelback, and any other equity interests or ownership interest interests of Pledgors in East Camelback, along with all other property hereafter delivered to Lender by the Pledgors in substitution for or in addition to any of the foregoing to secure the Obligations, including all certificates and instruments representing or evidencing such property (and, as applicable, any duly executed assignments separate from certificates and instruments attached thereto).
“Pledged Collateral” means the Interests and all dividends, distributions and amounts or equity interests or securities to which any Pledgor (with or without additional consideration) is or becomes entitled by virtue of their ownership of any of the Interests or as the result of any reorganization, merger, consolidation, recapitalization, dividend, distribution, conversion, preemptive right or otherwise relating to the issuer of the Interests.
2.    Pledged Collateral. To secure the prompt payment and performance of (i) the Debtors’ performance of their obligations under the Debt Repayment Agreement, and (ii) the Debtors’ repayment of the Aggregate AGI Indebtedness on the terms set forth in the Debt Repayment Agreement and (iii) AGT’s performance under the AGT Guaranty (collectively the “Obligations”), each Pledgor hereby pledges to Lender, the Interests owned by such Pledgor and hereby grants to Lender, a continuing security interest in and lien upon all of the Pledged Collateral. The obligations of each Pledgor hereunder are joint and several.
3.    Representations and Warranties; Covenants.
3.1.    Each Pledgor hereby, jointly and severally, represents and warrants to Lender that (i) Exhibit A hereto completely and accurately identifies, as of the date hereof, the Interests of East Camelback held by such Pledgor; (ii) such Pledgor is the legal and beneficial owner of such Pledged Collateral indicated opposite such Pledgor’s name on Exhibit A hereto, (iii) none of the Pledged Collateral of such Pledgor is subject to any lien of any kind whatsoever, except for the perfected first priority lien granted to Lender in this Pledge Agreement, (iv) all Interests constituting Pledged Collateral owned or held by such Pledgor are uncertificated and are not represented by any other instruments (including any assignments), and no Interests held by such Pledgor provide by their terms that they are “securities” governed by Article 8 of the Code, (v) all documentary, stamp and other similar taxes and fees owing in connection with the issuance, transfer and/or pledge of the Pledged Collateral have been paid and will hereafter be paid by such Pledgor as such taxes and fees become due and payable, (vi) such Pledgor has full power, authority and legal right to execute this Pledge Agreement and to pledge to Lender the Pledged Collateral now or hereafter owned by such Pledgor and any additional Pledged Collateral in which such Pledgor now or hereafter has an interest, (vii) this Pledge Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of each such Pledgor enforceable in accordance with its terms, (viii) the execution and delivery of this Pledge Agreement by such Pledgor and the performance by such Pledgor of its obligations hereunder do not and will not contravene or conflict in any material respect with any provision of applicable law or of any agreement binding upon or applicable to such Pledgor or the Pledged Collateral, and no governmental approval, or notice to or filing with, any governmental authority is required for the pledge by such Pledgor pursuant to the terms of this Pledge Agreement, (ix) the Interests held by such Pledgor are validly issued, fully paid and non-assessable and are registered in the name of such Pledgor, (x) the pledge of the Pledged Collateral by such Pledgor pursuant to the terms of this Pledge Agreement creates a valid and perfected first-priority lien on such Pledged Collateral in favor of Lender, (xi) East Camelback, and its wholly owned subsidiary, 2901 Camelback, LLC (“2901 Camelback”) have good and marketable title to all of their respective assets, free and clear of any and all liens and encumbrances, (xii) any leases of any real estate owned by 2901 Camelback are valid, binding and in full force and effect, (xiii) East Camelback and 2901 Camelback are, and at all times has been, in full compliance with, and has never been in violation of or liable under, any environmental laws and have never engaged in any hazardous activity as defined under environmental laws, (xiv) the Operating Agreement for East Camelback attached hereto as Exhibit B is in full force and effect and has not been amended, modified or changed in any respect, and (xv) the “Members” named in the Operating Agreement attached hereto as Exhibit B represent all of the current Members of East Camelback.
3.2.    Each Pledgor hereby, jointly and severally, covenants and agrees that until the full payment and performance of the Obligations, (i) such Pledgor will not create or permit to exist any lien upon or with respect to the Pledged Collateral, except for the first priority lien therein granted to Lender by this Pledge Agreement, (ii) such Pledgor will not sell, transfer, convey, assign, grant any option or similar right with respect to or otherwise divest its interests in such Pledged Collateral, or any part thereof, to any other Person without the express written consent of Lender, (iii) such Pledgor shall, at its sole expense, promptly deliver to Lender, from time to time upon request of Lender, such other documents reasonably satisfactory in form and substance to Lender with respect to the Pledged Collateral as Lender may request to preserve and protect, and to enable Lender to enforce, its rights and remedies hereunder, (iv) such Pledgor shall note in its books and records the lien granted to Lender pursuant to this Pledge Agreement, (v) such Pledgor shall not enter into any agreement or permit to exist any restrictions with respect to any of its right, title and interest in or to the Pledged Collateral other than pursuant hereto, (vi) such Pledgor shall not take or fail to take any action which would impair the enforceability of Lender’s lien in any of the Pledged Collateral in any material respect, (vii) such Pledgor shall not vote in favor of any amendments, modifications or changes to the East Camelback or 2901 Camelback articles of organization or operating agreements without the Lender’s prior written consent (which consent will not be unreasonably withheld if the Lender’s rights and interests are not adversely affected), (viii) neither East Camelback or 2901 Camelback shall issue any additional or new limited liability company interests, admit any new members, change the participating, voting or other rights of any of their members, or otherwise take any action that would dilute the Interests without the Lender’s prior written consent (which consent will not be unreasonably withheld if the Lender’s rights and interest are not adversely affected), and (xi) East Camelback and 2901 Camelback shall not sell or transfer any of it assets.
3.3.    Each Pledgor hereby authorizes Lender to execute and file such financing statements and other documents (in all public offices deemed necessary or appropriate by Lender) necessary for Lender to perfect its lien in the Pledged Collateral, and each Pledgor agrees that, at any time, and from time to time, such Pledgor, upon the request of Lender and at the expense of such Pledgor, shall promptly execute and deliver such further documents and do such further acts as Lender may reasonably request in order to effect fully the purposes of this Pledge Agreement (including to establish and maintain in favor of Lender, on behalf of the Lenders, a valid, perfected lien in the Pledged Collateral to secure the payment and performance of the Obligations), to enable Lender to exercise or enforce its rights and remedies hereunder, or to subject to the lien created hereby any Property or rights intended by the provisions hereof to be covered hereby.

4.    Membership Interest Splits, Dividends, Etc.
4.1.    Each Pledgor agrees, jointly and severally, that in the event that any such Pledgor, (i) by virtue of its ownership of its Pledged Collateral, now is, or hereafter becomes entitled (with or without additional consideration) to other or additional Interests or any securities as the result of any reorganization, merger, consolidation, Membership Interest split, dividend distribution, conversion or preemptive right or otherwise, or (ii) becomes the owner of additional Interests upon the exercise or conversion of any convertible securities, or by purchase or otherwise, in each such instance, such Pledgor shall:
4.1.1.    Promptly notify Lender of the same in writing;
4.1.2.    Cause the issuer of such additional Interests or other securities to deliver to Lender the certificates, if any, evidencing such Pledgors’ ownership thereof, and, if such certificates are delivered to such Pledgor, take possession thereof in trust for Lender, and such Pledgor hereby authorizes and empowers Lender to demand the same from such issuer;
4.1.3.    Promptly deliver to Lender an assignment separate from certificate with respect to such additional Interests or other securities, executed in blank by such Pledgor;
4.1.4.    Promptly deliver to Lender a certificate, executed by such Pledgor and dated the date of such pledge, as to the truth and correctness on such date of the representations and warranties set forth in Section 3.1 hereof; and
4.1.5.    Deliver to Lender such certificates, forms and other instruments as Lender may reasonably request in connection with such pledge.
4.2.    Each Pledgor agrees that such additional Interests or securities shall constitute a portion of the Pledged Collateral and be subject to this Pledge Agreement in the same manner and to the same extent as the Interests pledged to Lender pursuant to this Pledge Agreement on the date hereof.
4.3.    Distributions from East Camelback. Pledgors agree that in the event that either or both of them receive (i) any proceeds from the sale of all or part of their Interests or (ii) distributions of any sort from East Camelback, the amount of such proceeds and/or distributions so received shall be used by Pledgors to reduce the amount of the Obligation. Accordingly, until such time that the Obligations have been paid in full, Pledgors agree to promptly pay to Lender the amount of any such proceeds or distributions received by them with respect to or on account of their interests.
5.    Voting Power. Unless and until an Event of Default shall have occurred and be continuing, Pledgors shall be entitled to exercise all management rights and voting powers in all matters pertaining to the Pledged Collateral for any purpose not inconsistent with, or in violation of, the provisions of this Pledge Agreement.

6.    Default and Remedies.
6.1.    The following shall constitute an Event of Default under this Pledge Agreement:
6.1.1    The occurrence of an Event of Default under the Debt Repayment Agreement; or
6.1.2    Pledgors’ breach of any of the representations and warranties or covenants set forth in Section 3 of this Pledge Agreement.
6.1.3    Pledgors’ material breach of any other term or provision of this Pledge Agreement that remains uncured for a period of ten (10) days following Pledgors receipt of written notice from Lender.
6.2.    If an Event of Default shall have occurred and be continuing, Lender, in its sole discretion, may immediately:
6.2.1.    Cause the Pledged Collateral to be registered in its name or in the name of its nominee;
6.2.2.    Upon Lender’s execution of the East Camelback Operating Agreement, exercise all voting powers pertaining to the Pledged Collateral and otherwise act with respect thereto as though Lender were the owner thereof;
6.2.3.    Receive all dividends and all other distributions of any kind whatsoever on all or any part of such Pledged Collateral;
6.2.4.    Subject to the terms and conditions of the East Camelback Operating Agreement, exercise any and all rights of collection, conversion or exchange, and any and all other rights, privileges, options or powers of each Pledgor pertaining or relating to the Pledged Collateral owned by such Pledgor, including but not limited to admission as a member of East Camelback and treated as a member of East Camelback to the same extent and in the same manner as the Pledgors, with all of the same rights and benefits as the Pledgors;
6.2.5.    Subject to the terms and conditions of the East Camelback Operating Agreement and Section 6.11 below, sell, assign and deliver the whole, or from time to time, any part of such Pledged Collateral at any private sale or at public auction, with or without demand for performance or advertisement of the time or place of sale or adjournment thereof or otherwise, and free from any right of redemption (all of which hereby expressly are waived by each Pledgor) for cash, for credit or for other property, for immediate or future delivery, and for such price and on such terms as Lender in its sole discretion may determine; and
6.2.6.    Subject to the terms and conditions of the East Camelback Operating Agreement and Section 6.11 below, exercise any other remedy (a) specifically granted under this Pledge Agreement, (b) available to a secured party under the Code, or (c) now or hereafter existing in equity, or at law, by virtue of statute or otherwise.

Each Pledgor hereby irrevocably constitutes and appoints Lender its proxy and attorney‑in‑fact with full power of substitution, upon the occurrence and during the continuance of an Event of Default, to take any action and execute any instrument that Lender reasonably may deem necessary or advisable to accomplish the purposes of this Pledge Agreement to the extent Pledgors have failed to take such action or execute such instruments, and Pledgors acknowledge and agree that the constitution and appointment of such proxy and attorney‑in‑fact are coupled with an interest and are irrevocable.
6.3.    Lender shall give not less than ten (10) Business Days prior written notice to the Pledgors indicated on Exhibit A hereto as the owner of the Pledged Collateral of any sale of all or any part of such Pledged Collateral pursuant to this Section 6. Each Pledgor hereby agrees that such notice, and any sale made in accordance with this Section 6, is commercially reasonable. Lender agrees that prior to seeking a strict foreclosure under the Delaware Uniform Commercial Code (“UCC”) § 9-620(a), Lender will provide 30 calendar days prior written notice to Pledgors so Pledgors (or either of them) may provide a notification of objection under UCC § 9‑620(a).
6.4.    At any sale made pursuant to Section 6.2 above after compliance with Section 6.11 below, Lender may bid for and purchase, any part or all of the Pledged Collateral that is offered for sale, and Lender, upon compliance with the terms of sale, may hold, retain and dispose of such Pledged Collateral without further accountability therefor.
6.5.    Lender shall apply the proceeds of any sale of the whole or any part of the Pledged Collateral (the “Proceeds”) and any other monies at the time held by Lender for the benefit of the Lenders under the provisions of this Pledge Agreement to the Obligations in the manner set forth in the Debt Repayment Agreement.
6.6.    Lender shall not have any duty to exercise any of the rights, privileges, options or powers or to sell or otherwise realize upon any of the Pledged Collateral, as hereinbefore authorized, and Lender shall not be responsible for any failure to do so or delay in so doing.
6.7.    Any sale of all or any portion of the Pledged Collateral pursuant to Section 6.2 above shall operate to divest all right, title and interest of the Pledgors to the Pledged Collateral or the part of the Pledged Collateral subject to such sale.
6.8.    Each Pledgor shall take any action that Lender may reasonably request in order to enable Lender to take possession of the Pledged Collateral or assume control of the issuer of the relevant Interests and to otherwise enforce and enjoy the rights provided to Lender under this Pledge Agreement, including the appointment of a receiver or the sale of all or any portion of the Pledged Collateral to a purchaser of the Pledge Collateral in conformance with this Pledge Agreement.
6.9.    Pledgors acknowledge that Lender may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933 (as amended from time to time, the “Securities Act”), or that it may be able to do so only after delay which might adversely affect the value that might be realized upon the sale of the Pledged Collateral. Accordingly, notwithstanding the provisions of the Securities Act or any other applicable securities laws, Pledgors agree that Lender, without the necessity of attempting to cause any registration of the Pledged Collateral to be effected under the Securities Act and applicable state securities laws, may, subject to the terms and conditions of the East Camellback Operating Agreement, sell the Pledged Collateral or any part thereof (i) in one or more private sales exempted from registration under the Securities Act and applicable state securities laws to a restricted group of purchasers who may be required to agree, among other things, that they are acquiring the Pledged Collateral for their own account, for investment purposes only, and not with a view toward the distribution or resale thereof or (ii) otherwise pursuant to one or more exemptions from registration of such Pledged Collateral under any applicable securities laws or regulations. Pledgors agree that any such private sale may be at prices or on terms less favorable to the owner of the Pledged Collateral than would be the case if such Pledged Collateral were sold at public sale, and that any such private sale shall not be deemed to have been made in a commercially unreasonable manner by virtue of such sale having been a private sale.
6.10    Lender agrees and acknowledges that, upon taking possession of the Pledged Collateral or any other assets pursuant to the terms and conditions of this Agreement, Lender shall in no event terminate or disturb any tenant’s possession of the premises underlying any of the existing leases between 2901 Camelback and its tenants (the “2901 Leases”), except in accordance with the terms of the applicable 2901 Lease. All 2901 Leases shall continue in full force and effect upon all of the terms, covenants, and conditions set forth therein. The tenants under the 2901 Leases are deemed to be third party beneficiaries of the terms and conditions set forth in this Section 6.10.
6.11    For a period of 12 months following the date Lender takes possession of the Pledged Collateral under Section 6.2.1 following the occurrence of an Event of Default, prior to exercising any right under Section 6.2 or otherwise to sell, transfer, or convey (a “Conveyance”) any Pledged Collateral after repossession thereof or otherwise by Lender, Lender shall provide written notice to Pledgors as provided in Section 6.3 above (the “Sale Notice”), which Sale Notice shall include the terms of the proposed transfer.  Pledgors (or either of them) shall have a period of 10 Business Days of receipt thereof (“Sales Notice Period”) to provide Lender with an irrevocable and binding written notice that such Pledgors (or either of them) will purchase the Pledged Collateral at the purchase price set forth in the Sales Notice for cash at closing (the “Notice of Exercise”).  If Pledgor has not provided the Notice of Exercise prior to expiration of the Sales Notice Period, then Pledgors’ rights under this Section 6.11 shall immediately and automatically terminate and Lender shall be free to consummate the Conveyance solely on the terms and conditions originally disclosed to Pledgors in the Sale Notice and any change in price shall require a new Sale Notice.  If a Pledgor timely provides the Notice of Exercise, such sale shall be consummated within 30 calendar days from the expiration of the Sales Notice Period.  Notwithstanding any other provision of this Agreement, Lender may not effectuate a Conveyance unless such Conveyance is pursuant to a bona fide offer by a third party and the offered terms have been provided to Pledgors in a Sale Notice as set forth above; any transfer or conveyance in violation of this Section 6.11 shall be void.   The option and rights granted to Pledgors under this Section 6.11 shall be freely assignable to any other person or entity.  Pledgors shall provide Lender with written notice prior to any such assignment.
7.    Termination of Pledge Agreement. Upon the full payment of the Obligations and the termination of the Debt Repayment Agreement, this Pledge Agreement and the liens granted to Lender pursuant to Section 2 hereof, shall be terminated, all rights in and to the Pledged Collateral shall revert to the respective Pledgors and Lender shall deliver to Pledgors, at the expense of Pledgors, without recourse to or warranty by Lender, any instruments, certificates or other documents (including stock powers or other instruments of transfer) in its possession that represent the Pledged Collateral; provided, that if Lender or any Lender is required at any time to surrender or return any payment of any of the Obligations to any Person for any reason, the Obligations intended to be satisfied by such payment shall be reinstated and continue and this Pledge Agreement the liens granted to Lender pursuant to Section 2 hereof shall continue in full force and effect as if such payment had not been received by Lender, notwithstanding any contrary action that may be taken by Lender in reliance upon such payment. This Section 7 shall survive the payment and performance in full of the Obligations and the termination of this Pledge Agreement. Without limiting the foregoing, upon payment in full of the Obligations Pledgors shall, without further action on the part of Lender, be deemed to own and be restored as a Member of East Camelback for all purposes. Nothing contained in this Section 6.11 shall waive or supersede Pledgors’ right of redemption under UCC § 9-623 and Section 6.3 above.
8.    Miscellaneous.
8.1.    Pledgors further unconditionally agree that if an Event of Default has occurred and is continuing, Lender may exercise its rights and remedies hereunder prior to, concurrently with, or subsequent to, the exercise by Lender of its other rights and remedies against Pledgors and/or other party under this Pledge Agreement or the Debt Repayment Agreement. The obligations of each Pledgor under this Pledge Agreement shall be absolute and unconditional, and shall remain in full force and effect without regard to, and shall not be released or discharged or in any way affected by:
8.1.1.    Any amendment or modification of or supplement to the Debt Repayment Agreement;
8.1.2.    Any exercise or non-exercise of any right or remedy under any of this Pledge Agreement or the Debt Repayment Agreements, or the granting of any postponements or extensions for time of payment or other indulgences to any Obligor, or any other person, or the settlement or adjustment of any claim or the release or discharge or substitution of any person primarily or secondarily liable with respect to any of the Obligations;
8.1.3.    The institution of any bankruptcy, insolvency, debt agreement, readjustment, composition, receivership or liquidation proceedings by or against any Pledgor or other Obligor; or
8.1.4.    Any other circumstance which otherwise might constitute a defense to, or a discharge of, the Obligations with respect to any Pledgor or other Obligor.
8.2.    Each and every right, remedy and power granted to Lender shall be cumulative and in addition to any other right, remedy or power specifically granted herein or now or hereafter existing in equity, at law, by virtue of statute or otherwise and may be exercised by Lender, from time to time, concurrently or independently and as often and in such order as Lender may deem expedient. Any failure or delay on the part of Lender in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect any Lender’s right thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of Lender’s rights hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.
8.3.    The obligations of the Pledgors under this Pledge Agreement are several and not joint; provided, however, that nothing herein shall limit or otherwise impair the obligations of the Pledgors and ZHRO under the Debt Repayment Agreement. Each Pledgor has executed this Pledge Agreement and delivered the Pledged Collateral owed by such Pledgor to the Lender pursuant to this Pledge Agreement in consideration of the benefits to be derived by such Pledgor from the Credit Extensions being made to the Debtors pursuant to the Debt Repayment Agreement.
8.4.    Any waiver of any provision of this Pledge Agreement, or any consent to any departure by Pledgors therefrom, shall not be effective in any event unless the same is in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any amendment or modification of any provision of this Pledge Agreement shall not be effective unless the same is in writing and signed by the Lender and each of the Pledgors. Any notice to or demand on Pledgors in any event not specifically required of Lender hereunder shall not entitle Pledgors to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.
8.5.    Any notice required hereunder shall be in writing and addressed to Pledgors and Lender at their addresses set forth below their signatures hereto. Notices hereunder shall be deemed received upon receipt, whether by mail, personal delivery, facsimile, or overnight courier, but shall not be effective if delivered by electronic mail.
8.6.    Pledgors will furnish to Lender, upon its request from time to time, schedules or statements identifying, updating and describing the Pledged Collateral and such other information, reports or evidence concerning the Pledged Collateral as Lender may reasonably request, all in reasonable detail.
8.7.    THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES. ALL LITIGATION OR OTHER PROCEEDINGS BROUGHT BY ANY PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE BROUGHT AND LITIGATED EXCLUSIVELY IN THE COURTS LOCATED IN MARICOPA COUNTY, ARIZONA. THE PARTIES WAIVE ANY OBJECTIONS TO SUCH JURISDICTION, FORUM, OR VENUE.
8.8.    In the event that any provision of this Pledge Agreement is deemed to be invalid by reason of the operation of any law, or by reason of the interpretation placed thereon by any court or other governmental body, this Pledge Agreement shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other provision hereof, and any and all other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.
8.9.    This Pledge Agreement shall inure to the benefit of the successors and assigns of Lender and shall be binding upon the successors and assigns of Pledgors; provided that this Pledge Agreement may not be assigned by any party without the prior written consent of the other parties. Any attempted assignment in violation of this provision shall be void.

8.10.    This Pledge Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same instrument.
8.11.    To the fullest extent permitted by Applicable Law, each Pledgor waives (a) the right to trial by jury in any proceeding, claim or counterclaim of any kind relating in any way to this Pledge Agreement, the Obligations or Pledged Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which a Pledgor may in any way be liable, and hereby ratifies anything Lender may do in this regard; (c) notice prior to taking possession or control of any Pledged Collateral; (d) any bond or security that might be required by a court prior to allowing Lender to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to the Obligations, this Pledge Agreement or transactions relating thereto; and (g) notice of acceptance hereof.
[Signature Page Follows]

IN WITNESS WHEREOF, each Pledgor and Lender has caused this Agreement to be executed as of the date first written above.

PLEDGORS: ADVANCED GREEN INNOVATIONS, LLC, a Nevada limited liability company By:/s/ Kenenth Losch Title:Manager Address:

ADVANCED GREEN TECHNOLOGIES, LLC, a Nevada limited liability company By: Kenneth Losch Title:Manager Address:

LENDER: QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC., a Delaware corporation
By:/s/ W. Brian Olson Title: CEO
Address:

EXHIBIT A

DESCRIPTION OF INTERESTS

Pledgor	Issuer	Voting Units	Non-Voting Units	Participation Percentage
AGT	East Camelback LLC	510	4	0.47%
AGI	East Camelback LLC	--	470	47.03%